UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2018

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 400

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Closing of Notes Offering

On May 21, 2018, Gaming and Leisure Properties, Inc. (“GLPI”), closed its previously announced debt financings, consisting of (i) an offering (the “Notes Offering”) of $1,000.0 million aggregate principal amount of two series of new senior unsecured notes issued by GLPI’s wholly owned subsidiaries GLP Capital, L.P. (“the Operating Partnership”) and GLP Financing II, Inc. (“Capital Corp.” and, together with the Operating Partnership, the “Issuers”): $500.0 million of 5.250% Senior Notes due 2025 (the “2025 Notes”) and $500.0 million of 5.750% Senior Notes due 2028 (the “2028 Notes” and together with the 2025 Notes, the “Notes”) and (ii) a $1,100.0 million revolving credit facility with a maturity of five years (the “New Revolver”), entered into pursuant to Amendment No. 2, dated May 21, 2018 ( “Amendment No. 2”), to the Operating Partnership’s existing Credit Agreement, dated as of October 28, 2013, among the Operating Partnership, the several banks and other financial institutions or entities party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Agreement” and, as amended to date, the “Amended Credit Agreement”).

Indenture for the Notes

The Issuers issued the Notes on May 21, 2018 pursuant to an Indenture, dated as of October 30, 2013 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated March 28, 2016 (the “First Supplemental Indenture”) and, with respect to the 2025 Notes, the Fifth Supplemental Indenture, dated May 21, 2018 (the “Fifth Supplemental Indenture”), and, with respect to the 2028 Notes, the Sixth Supplemental Indenture, dated May 21, 2018 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”), among the Issuers, GLPI, as parent guarantor, and Wells Fargo Bank, National Association (the “Trustee”). The 2025 Notes mature on June 1, 2025 and bear interest at a rate of 5.250% per year. The 2028 Notes mature on June 1, 2028 and bear interest at a rate of 5.750% per year. Interest on the Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2018.

The Issuers may redeem the Notes of any series at any time, and from time to time, at a redemption price of 100% of the principal amount of the Notes redeemed, plus a “make-whole” redemption premium described in the Indenture, together with accrued and unpaid interest to, but not including, the redemption date, except that if Notes of a series are redeemed 90 or fewer days prior to their maturity, the redemption price will be 100% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date. If GLPI experiences a change of control accompanied by a decline in the credit rating of the Notes of a particular series, the Issuers will be required to give holders of the Notes of such series the opportunity to sell the Issuers their Notes of such series at a price equal to 101% of the principal amount of the Notes of such series, together with accrued and unpaid interest to, but not including, the repurchase date. The Notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

The Notes are guaranteed on a senior unsecured basis by GLPI. The Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with all of the Issuers’ senior indebtedness, and senior in right of payment to all of the Issuers’ subordinated indebtedness, without giving effect to collateral arrangements. The Notes are effectively subordinated to the Issuers’ future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of the Operating Partnership’s subsidiaries, except in the event that the Operating Partnership in the future issues certain subsidiary-guaranteed debt securities, and, therefore, unless and until such time, the Notes are structurally subordinated to all liabilities of any of the Operating Partnership’s subsidiaries (excluding Capital Corp.).

The Indenture contains covenants limiting the Issuers’ ability to: incur additional debt and use their assets to secure debt; merge or consolidate with another company; and make certain amendments to the master lease, dated November 1, 2013, under which the Operating Partnership leases to Penn Tenant, LLC most of the assets that were acquired from Penn National Gaming, Inc. in 2013 (the “Penn Master Lease”). The Indenture also requires the Issuers to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the Indenture include, among others, the following with respect to a series of Notes: default for 30 days in the payment when due of interest on the Notes of such series; default in payment when due of the principal of, or premium, if any, on the Notes of such series; failure to comply with certain covenants in the Indenture with respect to such series for 60 days after the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of debt of the Issuers in excess of a specified amount; certain events of bankruptcy or insolvency; and the Penn Master Lease or the guaranty related thereto terminating in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes (or the Notes of such series, as applicable) to be due and payable immediately.

The net proceeds from the Notes Offering were approximately $988.9 million. The Issuers used approximately $495.0 million of the net proceeds from the Notes Offering (i) to prepay and extinguish outstanding borrowings under the term loan A facility under the Existing Credit Agreement (the “Term Loan A Facility”), including accrued and unpaid interest thereon and to repay a portion of the outstanding borrowings under the term loan A-1 facility under the Existing Credit Agreement (the “Term Loan A-1 Facility”) and (ii) to pay fees and expenses incurred in connection with amending the Existing Credit Agreement. In connection with the Issuers’ cash tender offer (the “Tender Offer”), launched on May 7, 2018, to purchase any and all of the $550 million aggregate principal amount of the Issuers’ outstanding 4.375% Senior Notes due November 1, 2018 (the “2018 Notes”) and a related consent solicitation (the “Consent Solicitation”) in respect of certain terms of the 2018 Notes, the Issuers used approximately $396.1 million of the net proceeds from the Notes Offering to finance the repurchase of the 2018 Notes tendered by holders as of 5:00 p.m., New York City time, on May 18, 2018 (the “Consent Time”), including the tender premium and accrued interest. If the holders of the approximately $156.5 million aggregate principal amount of 2018 Notes that remained outstanding after the Consent Time (the “Remaining Notes”) tender such Remaining Notes prior to 11:59 p.m., New York City time, on June 4, 2018 (the “Expiration Time”), the Issuers intend to use the remaining net proceeds from the Notes Offering and borrowings under the New Revolver to finance the repurchase of the Remaining Notes. To the extent that not all holders of the Remaining Notes participate in the Tender Offer and there are any remaining net proceeds, the Issuers intend to use such remaining net proceeds for general corporate purposes or to pay down borrowings under the Amended Credit Agreement.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture, the First Supplemental Indenture, the Fifth Supplemental Indenture (including the form of 2025 Note attached thereto) and the Sixth Supplemental Indenture (including the form of 2028 Note attached thereto), which are filed herewith as Exhibits 4.1, 4.2, 4.4 and 4.5, respectively, and incorporated herein by this reference.

Amendment No. 2 to Existing Credit Agreement

On May 21, 2018, the Operating Partnership entered into Amendment No. 2 to its Existing Credit Agreement, pursuant to which the Operating Partnership replaced and upsized its revolver under the Existing Credit Agreement from $700.0 million of revolving commitments to an aggregate principal amount of up to $1,100.0 million of R-1 revolving commitments. The Amended Credit Agreement also provides for sub-facilities for standby letters of credit in aggregate principal amount of up to $150.0 million and swingline loans in aggregate principal amount of up to $50.0 million. In connection with its entry into the Amended Credit Agreement, the Operating Partnership also (i) repaid all outstanding borrowings under, and terminated, the Term Loan A Facility and (ii) repaid a portion of the outstanding borrowings under the Term Loan A-1 Facility. The Operating Partnership did not incur any early termination penalties in connection with the termination of the Term Loan A Facility. The loans under the New Revolver mature on May 21, 2023, the fifth anniversary of the closing date of Amendment No. 2. The maturity date of the Term Loan A-1 Facility, April 28, 2021, remains unchanged. Certain of the underwriters that participated in the Notes Offering or their affiliates are lenders under our Existing Credit Agreement and, accordingly, received or will receive a pro rata portion of the borrowings repaid thereunder.

The foregoing description of Amendment No. 2 does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of Amendment No. 2, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference. The Existing Credit Agreement is more fully described in GLPI’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2013 and March 28, 2016, which descriptions are incorporated herein by reference. The descriptions of the Existing Credit Agreement incorporated by reference are not complete and are subject to and entirely qualified by reference to the full text of the Existing Credit Agreement.

Fourth Supplemental Indenture

On May 21, 2018, the Issuers entered into a Fourth Supplemental Indenture among the Issuers, GLPI and the Trustee, in connection with the Issuers’ previously announced Tender Offer and Consent Solicitation with respect to the 2018 Notes, which commenced on May 7, 2018. The Fourth Supplemental Indenture amends the terms of the Base Indenture and the First Supplemental Indenture solely with respect to the 2018 Notes to, among other things, eliminate or modify a significant portion of the restrictive covenants and certain events of default and eliminate or modify related provisions in the Indenture. The Issuers received and accepted a majority in principal amount of the 2018 Notes for payment on May 21, 2018. The amendments to the Indenture with respect to the 2018 Notes became operative when the 2018 Notes that had been validly tendered on or prior to the Consent Time were accepted for payment and paid for by the Issuers pursuant to the terms of the Tender Offer on May 21, 2018.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture, the First Supplemental Indenture and the Fourth Supplemental Indenture, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by this reference.

Item 8.01 Other Events.

On May 21, 2018, GLPI issued a press release announcing that as of the Consent Time, holders of $393,543,000 aggregate principal amount of 2018 Notes, representing 71.55% of the outstanding principal amount of the 2018 Notes, had tendered their 2018 Notes and consented to the proposed amendments to the Indenture with respect to the 2018 Notes pursuant to the previously announced Tender Offer and Consent Solicitation. As of the Consent Time, $156,457,000 aggregate principal amount of the 2018 Notes have not been tendered. The Issuers have elected to exercise their right to accept for early payment all the 2018 Notes validly tendered as of the Consent Time. Pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement, dated May 7, 2018, delivered by the Issuers in connection with the Tender Offer (the “Offer to Purchase”), the Issuers have accepted for purchase all $393,543,000 aggregate principal amount of the 2018 Notes tendered as of the Consent Date. Notwithstanding the Issuer’s exercise of its early acceptance rights, the Tender Offer will remain open until the Expiration Time, subject to the terms and conditions set forth in the Offer to Purchase. Holders of 2018 Notes who validly tender their 2018 Notes after the Consent Time but on or before the Expiration Time will only be eligible to receive the tender offer consideration of $973.96, payable in cash, for each $1,000 principal amount of 2018 Notes accepted for purchase and will not receive the consent payment of $30.00, payable in cash, for each $1,000 principal amount of 2018 Notes tendered on or before the Consent Time.

A copy of the press release, dated May 21, 2018, announcing the early results of the Tender Offer and Consent Solicitation is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of GLPI or the Issuers, including, without limitation, the Notes offered and sold in the Notes Offering. This Current Report on Form 8-K does not constitute an offer to purchase any of the outstanding 2018 Notes and any such offer will be effected solely through the Offer to Purchase related to the Tender Offer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 30, 2013, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on November 1, 2013)

4.2	First Supplemental Indenture, dated March 28, 2016, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on March 28, 2016)

4.3	Fourth Supplemental Indenture, dated May 21, 2018, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee, relating to the Issuers’ 4.375% Senior Notes due 2018

4.4	Fifth Supplemental Indenture, dated May 21, 2018, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee, relating to the Issuers’ 5.250% Senior Notes due 2025

4.5	Sixth Supplemental Indenture, dated May 21, 2018, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee, relating to the Issuers’ 5.750% Senior Notes due 2028

4.6	Form of 2025 Note (included in Exhibit 4.4 above)

4.7	Form of 2028 Note (included in Exhibit 4.5 above)

10.1	Amendment No. 2, dated as of May 21, 2018, to the Credit Agreement dated as of October 28, 2013 among GLP Capital, L.P., the several banks and other financial institutions party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the various other parties thereto

99.1	Press release of Gaming and Leisure Properties, Inc., dated May 21, 2018, related to the early results of the Tender Offer and Consent Solicitation

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, statements regarding the closing of the Notes Offering and the use of proceeds therefrom. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward-looking statements are inherently subject to risks, uncertainties and assumptions about the Company and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing the Company’s planned acquisitions or projects; the Company’s ability to maintain its status as a real estate investment trust (“REIT”); the Company’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company, including through the Company’s existing ATM program; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries, including, without limitation, any changes in law that could prevent the Issuers from consummating the Tender Offer; and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended from time to time, and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, in each case, as filed with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements included in this communication. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication may not occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 22, 2018	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Interim Chief Financial Officer